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                                                                    EXHIBIT 21.1


                    SUBSIDIARIES OF THE TRIZETTO GROUP, INC.


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
                                                               STATE OR OTHER
                                                               JURISDICTION OF
ENTITY NAME                                                    INCORPORATION
--------------------------------------------------------       ---------------
Creative Business Solutions, Inc.                              Texas

Finserv Health Care Systems, Inc.                              New York

Healthcare Media Enterprises, Inc.                             Delaware
  - Healthcare Media Private Ltd.                              India

HealthWeb, Inc.                                                Delaware

Margolis Health Enterprises, Inc.                              California

Novalis Corporation                                            Delaware
 - Digital Insurance Systems Corporation                       Ohio
 - Health Networks of America, Inc.                            Maryland
 - Novalis Development Corporation                             Delaware
 - Novalis Development & Licensing Corporation                 Indiana
 - Novalis Services Corporation                                Delaware

TriZetto Application Services, Inc. (f/k/a
Croghan & Associates, Inc.)                                    Colorado
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